EXHIBIT 99.1

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington The Ruth Group 646-536-7017 scarrington@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

First Quarter Highlights:

-	Declares a cash dividend of $0.13 per share of common stock
-	Declares cash dividends of $0.515625 per share of Series A, $0.484375 per share of Series B and $0.5549 per share of Series C preferred stock
-	FFO of $8.0 million, or $0.16 per diluted common share1
-	Net income attributable to common stockholders of $5.9 million, or $0.12 per diluted common share
-	Originated $275 million of new loans
-	Raised $28 million of capital through two stock offerings
-	Increased the capacity of financing facilities by $30 million
-	Adjusted book value per common share of $9.15, GAAP book value per common share of $7.551

Recent Developments:

-	Closed a third collateralized loan obligation totaling $375 million in April
-	Increased the capacity of financing facilities by $40 million in April

Uniondale, NY, May 1, 2014 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the first quarter ended March 31, 2014. Arbor reported net income attributable to common stockholders for the quarter of $5.9 million, or $0.12 per diluted common share, compared to $6.6 million, or $0.19 per diluted common share for the quarter ended March 31, 2013. Funds from operations (“FFO”) for the quarter ended March 31, 2014 was $8.0 million, or $0.16 per diluted common share, compared to $8.3 million, or $0.24 per diluted common share for the quarter ended March 31, 2013.1

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 2

Portfolio Activity

Loan and investment portfolio activity during the first quarter of 2014 consisted of:

•	Originated 18 new loans totaling $274.9 million, of which 16 were bridge loans for $263.9 million.
•	Payoffs and pay downs on 13 loans totaling $226.8 million, of which $5.7 million was charged off against loan loss reserves related to one loan.
•	Modified and/or extended seven loans totaling $35.2 million.

At March 31, 2014, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.71 billion, with a weighted average current interest pay rate of 5.26%. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 5.79% at March 31, 2014.

As of March 31, 2014, Arbor’s loan portfolio consisted of 29% fixed-rate and 71% variable-rate loans.

The average balance of the Company’s loan and investment portfolio during the first quarter of 2014, excluding loan loss reserves, was $1.62 billion and the average yield on these assets for the quarter was 6.23%, compared to $1.76 billion and 5.86% for the fourth quarter of 2013.

During the first quarter of 2014, the Company recorded a $1.0 million loan loss reserve related to a loan with a carrying value of $4.8 million before loan loss reserves.  The $1.0 million of loan loss reserve was attributable to a loan on which the Company had previously recorded reserves and was fully reserved as of March 31, 2014. The Company also recorded $0.9 million of net recoveries of previously recorded loan loss reserves during the quarter. In addition, the Company charged off $5.7 million of a previously recorded loan loss reserve related to one loan during the quarter.  At March 31, 2014, the Company’s total loan loss reserves were $116.7 million relating to 14 loans with an aggregate carrying value before loan loss reserves of $201.4 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 3

The Company had four non-performing loans with a carrying value of $10.2 million, net of related loan loss reserves of $39.6 million as of March 31, 2014. Income recognition on non-performing loans has been suspended and will resume if and when the loans become contractually current.

During the first quarter of 2014, the Company recorded an impairment loss of $0.3 million on a real estate owned asset with a $4.4 million carrying value before cumulative impairments of $1.3 million.

During the first quarter of 2014, the Company sold the majority of its residential mortgage-backed securities with an aggregate carrying value of $81.2 million for $81.9 million, of which $47.8 million were accounted for as derivatives net of financings totaling $41.8 million.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2014 was approximately $1.21 billion with a weighted average interest rate of 3.52%, as compared to approximately $1.22 billion and a rate of 3.34% at December 31, 2013.  The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2014 was approximately $1.17 billion, as compared to approximately $1.26 billion for the fourth quarter of 2013. The average cost of borrowings for the first quarter was 3.68%, compared to 3.28% for the fourth quarter of 2013.

During the first quarter of 2014, the Company amended one of its warehouse facilities increasing the committed amount from $75 million to $100 million.

In addition, during the quarter, the Company amended another financing facility increasing the committed amount from $40 million to $45 million.

On April 28, 2014, Arbor completed its third collateralized loan obligation (“CLO”) totaling approximately $375 million of real estate related assets and cash. An aggregate of $281 million of investment grade-rated debt was issued, and Arbor retained an equity interest in the portfolio with a notional amount of $94 million. The notes have an initial weighted average spread of approximately 239 basis points over one-month LIBOR, excluding fees and transaction costs. The facility has a two and a half year replenishment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets, subject to certain conditions. The $375 million of collateral includes $68 million of additional capacity to finance future loans for a period of up to 120 days from the closing date of the CLO. Arbor will account for this transaction on its balance sheet as a financing.

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 4

In April 2014, the Company amended a $50 million financing facility increasing the committed amount to $75 million, extended the maturity for one year and reduced the spread over LIBOR from 250 basis points to 225 basis points. Additionally, in April 2014, the Company amended another financing facility increasing the committed amount from $45 million to $60 million.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO/CLO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of March 31, 2014.

The Company’s CDO/CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs or CLOs, all cash flows from the applicable vehicle would be diverted to repay principal and interest on the outstanding bonds and the Company would not receive any residual payments until that vehicle regained compliance with such covenants. As of the most recent determination dates in April 2014, the Company was in compliance with all CDO/CLO covenants. In the event of a breach of the covenants that could not be cured in the near-term, the Company would be required to fund its non CDO/CLO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO/CLO not in breach of a covenant test, (iii) income from real property and loan assets, (iv) sale of assets, or (v) accessing the equity or debt capital markets, if available.

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 5

The chart below is a summary of the Company’s CDO/CLO compliance tests as of the most recent determination dates in April 2014:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III (3)	CLO I	CLO II

Overcollateralization (1)

Current	184.35%	138.15%	108.74%	142.96%	146.89%

Limit	145.00%	127.30%	105.60%	137.86%	144.25%

Pass / Fail	Pass	Pass	Pass	Pass	Pass

Interest Coverage (2)

Current	541.25%	457.31%	495.38%	232.75%	365.43%

Limit	160.00%	147.30%	105.60%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass	Pass	Pass

 (1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO/CLO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

(3) CDO I, CDO II, and CDO III have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Equity Offerings

In February 2014, Arbor completed an underwritten public offering of 900,000 shares of its 8.50% Series C cumulative redeemable preferred stock generating net proceeds of approximately $21.6 million after deducting underwriting fees and estimated offering costs.

In February 2014, the Company entered into an “At-The-Market” (“ATM”) equity offering sales agreement whereby, in accordance with the terms of the agreement, from time to time the Company could issue and sell up to 7,500,000 shares of its common stock.  During the first quarter of 2014, the Company sold 1,000,000 shares under the ATM for net proceeds of $6.5 million.

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 6

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.13 per share of common stock for the quarter ended March 31, 2014. The dividend is payable on June 2, 2014 to common shareholders of record on May 15, 2014. The ex-dividend date is May 13, 2014.

Preferred Dividends

The Company announced today that its Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends through May 31, 2014. The dividends are payable on June 2, 2014 to shareholders of record on May 15, 2014. The Company will pay total dividends of $0.515625, $0.484375 and $0.5549 per share on the 8.25% Series A, 7.75% Series B and 8.50% Series C preferred stock, respectively.

Earnings Conference Call

Management will host a conference call today at 9:30 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 515-2915 for domestic callers and (617) 399-5129 for international callers. Please use participant passcode 67648801.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through May 31, 2014. In addition, a telephonic replay of the call will be available until May 8, 2014. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 65112338.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate. For more information about Arbor Realty Trust, Inc., please visit www.arborrealtytrust.com.

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 7

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 and 11 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended
	March 31,
	2014	2013

Interest income	$24,911,855	$22,988,822
Interest expense	10,591,378	10,642,244
Net interest income	14,320,477	12,346,578

Other revenue:
Property operating income	8,661,515	8,334,328
Other income, net	858,396	1,379,458
Total other revenue	9,519,911	9,713,786

Other expenses:
Employee compensation and benefits	3,385,949	3,083,639
Selling and administrative	1,982,219	2,189,283
Property operating expenses	6,524,138	6,343,313
Depreciation and amortization	1,811,683	1,496,299
Impairment loss on real estate owned	250,000	-
Provision for loan losses (net of recoveries)	134,344	2,500,155
Management fee - related party	2,450,000	2,800,000
Total other expenses	16,538,333	18,412,689

Income from continuing operations before gain on
extinguishment of debt, income (loss) from equity affiliates	7,302,055	3,647,675
Gain on extinguishment of debt	-	3,763,000
Income (loss) from equity affiliates	40,048	(81,885)

Income from continuing operations	7,342,103	7,328,790

Income (loss) from discontinued operations	123,588	(101,572)

Net income	7,465,691	7,227,218

Preferred stock dividends	1,590,930	533,328
Net income attributable to noncontrolling interest	-	53,651

Net income attributable to Arbor Realty Trust, Inc.
common stockholders	$5,874,761	$6,640,239

Basic earnings per common share:
Income from continuing operations, net of
noncontrolling interest and preferred stock dividends	$0.12	$0.20
Income (loss) from discontinued operations	-	-
Net income attributable to Arbor Realty Trust, Inc.
common stockholders	$0.12	$0.20

Diluted earnings per common share:
Income from continuing operations, net of
noncontrolling interest and preferred stock dividends	$0.12	$0.19
Income (loss) from discontinued operations	-	-
Net income attributable to Arbor Realty Trust, Inc.
common stockholders	$0.12	$0.19

Dividends declared per common share	$0.13	$0.12

Weighted average number of shares
of common stock outstanding:

Basic	49,336,308	33,771,925

Diluted	49,752,813	34,236,689

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(Unaudited)
Assets:
Cash and cash equivalents	$32,704,172	$60,389,552
Restricted cash	97,161,850	54,962,316
Loans and investments, net	1,574,832,799	1,523,699,653
Available-for-sale securities, at fair value	2,776,077	37,315,652
Investments in equity affiliates	4,680,306	4,680,306
Real estate owned, net	110,791,226	111,718,177
Real estate held-for-sale, net	11,444,812	11,477,676
Due from related party	281,462	98,058
Prepaid management fee - related party	19,047,949	19,047,949
Other assets	46,589,572	54,083,143
Total assets	$1,900,310,225	$1,877,472,482

Liabilities and Equity:
Repurchase agreements and credit facilities	$248,206,026	$159,125,023
Collateralized debt obligations	519,770,974	639,622,981
Collateralized loan obligations	264,500,000	264,500,000
Junior subordinated notes to subsidiary trust issuing preferred securities	159,423,385	159,291,427
Notes payable	17,498,874	2,500,000
Mortgage note payable – real estate owned	42,745,650	42,745,650
Mortgage note payable – real estate held-for-sale	11,005,354	11,005,354
Due to related party	1,140,910	2,794,087
Due to borrowers	32,656,568	20,326,030
Deferred revenue	77,123,133	77,123,133
Other liabilities	58,349,055	60,842,515
Total liabilities	1,432,419,929	1,439,876,200

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A cumulative redeemable preferred stock, $38,787,500 aggregate liquidation preference;
1,551,500 issued and outstanding at March 31, 2014 and December 31, 2013;
7.75% Series B cumulative redeemable preferred stock, $31,500,000 aggregate liquidation preference; 1,260,000 issued and outstanding at March 31, 2014 and
December 31, 2013, 8.50% Series C cumulative redeemable preferred stock,
$22,500,000 aggregate liquidation preference; 900,000 issued and outstanding at
March 31, 2014, no shares issued and outstanding at December 31, 2013	89,295,905	67,654,655
Common stock, $0.01 par value: 500,000,000 shares authorized; 52,787,075 shares issued, 50,136,308 shares outstanding at March 31, 2014 and
51,787,075 shares issued, 49,136,308 shares outstanding at December 31, 2013	527,870	517,870
Additional paid-in capital	630,644,261	623,993,245
Treasury stock, at cost - 2,650,767 shares at March 31, 2014 and December 31, 2013	(17,100,916)	(17,100,916)
Accumulated deficit	(212,748,410)	(212,231,319)
Accumulated other comprehensive loss	(22,728,414)	(25,237,253)
Total stockholders' equity	467,890,296	437,596,282
Total liabilities and equity	$1,900,310,225	$1,877,472,482

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures-
Adjusted and GAAP Book Value per Common Share
(Unaudited)

March 31, 2014

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$467,890,296
Subtract: 8.25% Series A, 7.75% Series B and 8.50% Series C
cumulative redeemable preferred stock	(89,295,905)

GAAP Arbor Realty Trust, Inc. Common Stockholders' Equity	$378,594,391

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	21,921,045

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Common Stockholders' Equity	$458,590,620

Adjusted book value per common share	$9.15

GAAP book value per common share	$7.55

Common shares outstanding	50,136,308

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the significance of the unrealized gain and/or loss position of our qualifying derivative instruments, Arbor has elected to report adjusted book value per common share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the removal of the temporary nature of unrealized gains or losses as a component of equity from qualifying interest rate swaps on our financial position. Over time, as these qualifying interest rate swaps reach their maturity, the fair value of these swaps will return to their original par value. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial condition. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

Arbor Realty Trust Reports First Quarter 2014 Results and Declares Common and Preferred Stock Dividends

May 1, 2014	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures (Continued) -
Funds from Operations
(Unaudited)

	Quarter Ended
	March 31,
	2014	2013

Net income attributable to Arbor Realty Trust, Inc. common stockholders, GAAP basis	$5,874,761	$6,640,239

Add:
Impairment loss on real estate owned	250,000	-
Depreciation - real estate owned and held-for-sale (1)	1,811,683	1,632,131
Depreciation - investment in equity affiliate	69,370	22,599

Funds from operations ("FFO")	$8,005,814	$8,294,969

Diluted FFO per common share	$0.16	$0.24

Diluted weighted average shares outstanding	49,752,813	34,236,689

(1) Includes discontinued operations

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.